CERTIFICATE OF MERGER
                               OF
                 WORLDNET RESOURCE GROUP, INC.
                       a Utah corporation
                                   and
                      NAVITEC GROUP, INC.
                      a Nevada corporation



     The undersigned corporations, WORLDNET RESOURCE GROUP, INC., a Utah corporation ("WRG"), and NAVITEC GROUP, INC., a Nevada corporation ("NGI"), do hereby certify:

     1. NGI is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on October 13, 1999.

     2. WRG is a corporation duly organized and validly existing under the laws of the State of Utah. Articles of Incorporation were originally filed on April 10, 1981.

     3. NGI and WRG are parties to a Merger Agreement, pursuant to which NGI will be merged with and into WRG. Upon completion of the merger WRG will be the surviving corporation in the merger and NGI will be dissolved. Pursuant to the Merger Agreement the stockholders of NGI will receive stock in WRG. For purposes of process of service, the address of WRG is 140 West 9000 South, Suite 3, Sandy, Utah 84070.

     4. The Articles of Incorporation and Bylaws of WRG as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of February 4, 2000, which sets forth the plan of merger providing for the merger of NGI with and into WRG is on file at the corporate offices of WRG.

     6. A copy of the Merger Agreement will be furnished by WRG on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of NGI at a meeting held February 4, 2000.

     8. NGI has 5,000,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of NGI held February 4, 2000 all 5,000,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of WRG at a meeting held February 4, 2000.

     10. Stockholder approval of the Agreement and Plan of Merger by the Stockholders of WRG is not required pursuant to the provisions of Utah Revised Business Corporation Act, Section 16-10a-1103(7).

     11. The manner in which the exchange of issued shares of NGI shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 4th day of February, 2000.


WORLDNET RESOURCE GROUP, INC.                NAVITEC GROUP, INC.
a Utah corporation                                     a Nevada corporation


By /s/ Samy Salem                            By  /s/  Anthony DeMint
    SAMY SALEM, President                       ANTHONY  N.  DeMINT, President


By /s/ Robert Stenquist                      By/s/ Anthony DeMint
    ROBERT STENQUIST, Secretary              ANTHONY N. DeMINT, Secretary



STATE OF New York   )
                    )  SS:
COUNTY OF Nassau    )

     On 2/5/00 before me, a Notary Public, personally appeared who is the President of SAMY SALEM, and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                               /s/ Hope Scorcia
                              ________________________________
                              Notary Public

STATE OF UTAH       )
                    )  SS:
COUNTY OF Salt Lake )

     On 2-7-00 before me, a Notary Public, personally appeared ROBERT STENQUIST who is the Secretary of WORLDNET RESOURCE GROUP, INC.., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Jana Kay Singleton
                              ________________________________
                              Notary Public


STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On 2-7-00 before me, a Notary Public, personally appeared ANTHONY N. DeMINT who is the President and Secretary of NAVITEC GROUP, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra Amigone
                              ________________________________
                              Notary Public